  Exhibit 5.1

May 3, 2017

Board of Directors
CorMedix Inc.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

Gentlemen:

We have acted as counsel to CorMedix Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to an aggregate 18,619,301 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), together with Series A warrants (the “Series A Warrants”) to purchase up to an additional 13,964,475 shares of Common Stock and Series B warrants (the “Series B Warrants”) to purchase up to an additional 13,964,475 shares of Common Stock (the Series A Warrants and the Series B Warrants are collectively referred to herein as the “Warrants”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-203300), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on April 17, 2015 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The shares of Common Stock are to be sold pursuant to an Underwriting Agreement, dated as of April 28, 2017, by and between the Company and H. C. Wainwright & Co., LLC, as representative of the several underwriters named therein (the “Representative”), which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 3, 2017 (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, the Underwriting Agreement, the form of Series A Warrant, the form of Series B Warrant, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Common Stock, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company, then the Warrants, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iii) the shares of Common Stock underlying the Warrants, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and, with regard to our opinion in (ii) above regarding the enforceability of the Warrants, the New York Business Corporation Law, including the statutory provisions of the New York Business Corporation Law and all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP